Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Coya Therapeutics, Inc. of our report dated March 29, 2023 relating to the financial statements appearing in Coya Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WEAVER AND TIDWELL, L.L.P.

Austin, Texas
January 4, 2024